UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Green Brick Partners, Inc.

_________________________________________________

(Exact name of registrant as specified in its charter)

Delaware				001-33530	20-5952523
(State or other jurisdiction of incorporation)				(Commission File Number)	(IRS Employer Identification Number)
2805 Dallas Pkwy	,	Ste 400
Plano	,	TX	75093	(469)	573-6755
(Address of principal executive offices, including Zip Code)				(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2021, Green Brick Partners, Inc., a Delaware corporation (the “Company”), as borrower, entered into the Ninth Amendment (the “Ninth Amendment”) to the Credit Agreement, with the lenders named therein and Flagstar Bank, FSB (“Flagstar”), as administrative agent (as previously amended, the “Credit Agreement”). The lenders under the Credit Agreement, as amended, are Flagstar Bank, Veritex Community Bank, Huntington National Bank, Texas Capital Bank, Goldman Sachs Bank USA, BancorpSouth Bank, Woodforest National Bank, and MidFirst Bank.

Pursuant to the Ninth Amendment, the Credit Agreement was amended to add $130 million in new commitments (representing $35 million on a net basis), bringing total commitments to $300 million. The maturity of all the commitments under the facility have been extended to December 14, 2024. The amendment also increases the Company’s accordion feature by an additional $50 million to $325 million, enabling Green Brick to further expand its commitments from $300 million without further amendment. All other material terms of the Credit Agreement, as amended, remained unchanged. The description above is qualified in its entirety by the Ninth Amendment, a copy of which is filed as Exhibit 10.43 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD

On December 14, 2021, the Company announced that on December 8, 2021, the Company had entered into a rate lock in connection with its upcoming execution of a Note Purchase Agreement with several institutional investors pursuant to which the Company will issue $100 million aggregate principal amount of senior unsecured notes (the “New Notes”) at a fixed rate of 3.25% per annum. The New Notes will mature in two tranches, with $30 million maturing on December 28, 2028 and $70 million maturing on December 28, 2029. Other than maturity and interest rate, the Notes will have the same terms and conditions, including security, guarantees, and financial covenants, as the Company’s other outstanding senior unsecured notes. The issuance of the New Notes is subject to execution of final documentation and certain closing conditions. The Company expects to use the proceeds from the issuance of the New Notes to repay borrowings under its existing revolving credit facilities, to pay fees and expenses incurred in connection with the transaction and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.48	Ninth Amendment to the Credit Agreement, dated December 10, 2021, by and among Green Brick Partners, Inc., the lenders named therein, and Flagstar Bank, FSB, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date:    December 14, 2021